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                                                                  EXHIBIT 10.11

                              CONSULTING AGREEMENT

         AGREEMENT made as of this 2nd day of January, 1996, between CHRISTIAN
D. GIBSON (hereinafter called "Gibson") and THE RAYMOND CORPORATION (hereinafter called "Corporation"):
         WHEREAS, Gibson, who has for many years served the Corporation in a research and development and engineering capacity as vice president, and having attained normal retirement age under the Corporation's retirement plan, and retired effective December 31, 1979; and
         WHEREAS, the Corporation considers it to be in its best interest to induce Gibson to serve in the capacity of an independent consultant in order to give the Corporation and its management the continuing benefit of his experience and knowledge; and
         WHEREAS, Gibson is willing to make his services available to the Corporation and its subsidiaries in such advisory capacity on the terms and conditions hereinafter set forth,
         IT IS THEREFORE AGREED, as follows:
         (1)      General
                  Gibson will make his services available to the Corporation and to its subsidiaries as an independent consultant with respect to research and development, engineering and related activities.
         (2) Gibson agrees to make available thirty (30) working days in each year during the term of this Agreement, it being understood that he will be free to arrange his own time and pursuits and will not be required to observe any routine or particular hours for the performance of such services.
                  Gibson's working time for the performance of the services hereunder shall be arranged by the parties hereto with reasonable notice to Gibson who shall keep the Corporation informed as to his availability.

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                  It is understood and agreed that such services shall
constitute those of an independent contractor; that Gibson's services will be of an advisory nature only; that he will have no power of decision with respect to any matters which are the subject of consultation; and that he will not have or exercise any responsibility in connection with the active management of the Corporation.
         (3)      Term
                  The term of this Agreement is for one (1) year, commencing on January 1, 1996 and ending on December 31, 1996.
         (4)      Compensation
                  The Corporation will pay to Gibson, and Gibson agrees to accept for making himself available and for the performance of services hereunder the sum of Six Thousand Dollars ($6,000) payable upon receipt of invoices from Gibson.
                  The foregoing represents Gibson's entire compensation for services to be performed under this Agreement. It is understood that as an independent consultant, acting in an advisory capacity, existing and usual employee fringe benefits are not available to him.
         (5)      Restrictive Covenant
                  Gibson expressly agrees as a condition of the performance by the Corporation of its obligations hereunder that he will not during the term of this Agreement, directly or indirectly render any services of an advisory nature to, or become employed by, or participate or engage in any business competitive with the business of the Corporation or of its subsidiaries as an agent, director, consultant or otherwise; provided, however, that nothing herein contained shall prohibit Gibson from owning stock or other securities of a competitor which are listed on an exchange. Gibson may, however, render services or engage in business activities which do not conflict with the purpose and intent of this paragraph, it being understood that Gibson will use his best efforts to schedule such other activities so as not to interfere with his availability under this Agreement.

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         (6)      Miscellaneous
                  The Corporation will make available to Gibson such office accommodation, secretarial and other assistance as may reasonable be required by him in the performance of services hereunder. Reasonable expenses incurred by Gibson in the performance of services hereunder will be reimbursed by the Corporation upon presentation of an account of such expenses.
         (7)      Effective Date
                  This Agreement shall become effective and binding upon the parties as of the 1st day of January, 1996.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                               THE RAYMOND CORPORATION



                                By: /s/ Ross K. Colquhoun
                                   -------------------------------------
                                        Ross K. Colquhoun.
                                        Chairman of the Board & C.E.O.


                                By /s/ Christian D. Gibson
                                   -------------------------------------
                                        Christian D. Gibson